Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form F-4 of our report dated March 20, 2023, relating to the financial statements of Australian Oilseeds Investments Pty Ltd as of June 30, 2022 and 2021 and to all references to our firm included in this registration statement.

Certified Public Accountants

Lakewood, CO

September 15, 2023